                                                                   Exhibit 3.17


                          CERTIFICATE OF INCORPORATION

                                       OF

                CELLULAR INFORMATION SYSTEMS INTERNATIONAL, INC.

         1. The name of the corporation is:

             CELLULAR INFORMATION SYSTEMS INTERNATIONAL, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is Three Thousand (3,000) all of such shares shall be without par value.

         5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         6.       The name and mailing address of the incorporator is:

                                            T. L. Ford
                                            Corporation Trust Center
                                            1209 Orange Street
                                            Wilmington, Delaware 19801

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of July, 1989.


                                             /s/ T. L. Ford
                                            -----------------------------------
                                            T. L. Ford

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 12/15/1994
                                                          944254589 - 2202972

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      *****

Cellular Information Systems International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by unanimous written consent of its member, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation;

                  RESOLVED, that the Certificate of Incorporation of Cellular Information Systems International, Inc. be amended by changing the First article thereof so that, as amended, said Article shall be and read as follows: "The name of the corporation (which is herein after referred to as the "Corporation") is; Bunyon Cellular Corporation."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Cellular Information Systems International, Inc. has Caused this certificate to be signed by ROBERT PRICE, its president and attested by Lisa Perkin, its Assistant Secretary this 15th day of December, 1994.

                                                 By /s/ Robert Price
                                                   ----------------------------
                                                          President

ATTEST:

By: /s/ Lisa Perkin
   ----------------------------
       Assistant Secretary

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/15/1998
                                                          981510712 - 2202972

                              CERTIFICATE OF MERGER
                                       OF
                       DULUTH/SUPERIOR CELLULAR, INC. AND
                       MINNESOTA SIX CELLULAR CORPORATION
                                      INTO
                           BUNYON CELLULAR CORPORATION

                        (Under Section 252 of the General
                    Corporation Law of the State of Delaware)

         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, 8 Del.
C. Section 101, et seq. (the "GCL"),

         DOES HEREBY CERTIFY:

         FIRST: The name and jurisdiction of formation or organization of each of the constituent corporations (collectively, the "Constituent Corporations") which is to merge are as follows:

                                                    Jurisdiction of
         Name                                  Formation or Organization
         ----                                  -------------------------
Duluth/Superior Cellular, Inc.                        Minnesota

Minnesota Six Cellular Corporation                    Louisiana

Bunyon Cellular Corporation                           Delaware

         SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252(c) of the GCL.

         THIRD: The name of the surviving corporation is Bunyon Cellular Corporation which will continue in existence as said surviving corporation under the name ACC of Minnesota Corporation upon the effective date of the merger.

         FOURTH: The Certificate of Incorporation of Bunyon Cellular Corporation is to be amended by reason of the merger by deleting paragraph 1 thereof, relating to the name of the surviving corporation, and substituting in lieu thereof the following paragraph 1:

         1. The name of the corporation is: ACC of Minnesota Corporation.

and said Certificate of Incorporation, as so amended, shall continue to be the certificate of Incorporation of said surviving corporation.

         FIFTH: The merger of the Constituent Corporations shall be effective on December 31, 1998 at 11:59 p.m., Eastern Standard Time.

         SIXTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 224 East Central Entrance, Duluth, Minnesota 55811-5576.

         SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of the Constituent corporations.

         EIGHTH: The authorized capital stock of Duluth/Superior Cellular, Inc., a Minnesota corporation, consists of 1,000,000 shares of common stock withOut par value and the authorized capital stock of Minnesota Six Cellular Corporation a Louisiana corporation, consists of 100 shares of common stock without par value.

         Executed on this 31st day of December, 1998.

                                    BUNYON CELLULAR CORPORATION


                                    By: /s/ John Fujii
                                       ---------------------------------------
                                       Name: John Fujii
                                       Title: Chief Executive Officer

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/08/1999
   991139351 - 2202972


            CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                           AND OF REGISTERED AGENT

It is hereby certified that:

               1. The name of the corporation (hereinafter called the "Corporation") is ACC OF MINNESOTA CORPORATION.

               2. The registered office of the corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

               3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

               4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 23, 1999               ACC OF MINNESOTA CORPORATION


                                       /s/ Keith E. Mathews
                                       --------------------------------------
                                       By: Keith E. Mathews